EXHIBIT 10.5

                               PURCHASE AGREEMENT
                              (English Translation)

Party A: Pacific (Jinjiang) Shoes Co., Ltd.

Party B: Huachang Footwear Materials Company

For the purpose of long term cooperation, Party A and Party B, upon amiable negotiation, enter into the following agreement concerning the supply of series products (hereinafter referred to as "Products") to Party A by Party B under the term and condition herein:

1 SCOPE AND PRICE OF PRODUCTS

1.1 Party B shall provide the products to Party A.

1.2 Products purchased by Party A from Party B may be resold to any third party.

1.3 Party B undertakes that, during the term hereof, its quotation shall be competitive within the footwear, i.e., the price may not exceed the Threshold price quoted for the similar products within the domestic market and the most favored price of products as been provided to Party A; otherwise Party B shall supply the products to Party A at the bottom line quoted for the similar products within the domestic market or the preferential price quoted to the third party by Party B, which shall apply to the products have been sold to Party A.

2 QUANTITY, TIME LIMIT AND PLACE OF DELIVERY

2.1 During the term hereof, Party A shall, subject to the actual requirements, issue the order to Party B for the purchase of products as referred in Article 1 hereof. Such order attached herein as Schedule shall detail the type, specification, quantity, time limit and place of delivery etc, Part B shall deliver the products in the type and quantity at the time limit and place as referred in such order.

2.2 Party B acknowledges that it shall make reply within 1 working day upon the receipt of purchase order to deliver the products ordered within the time limit to the place referred in such order, furthermore, Party B guarantees that the lead time of delivery shall not exceed the longest period of supply guaranteed by Party B calculated from the date of order, Party A may make the specific date within such period as the delivery date.

2.3 Based on the lead time referred in Article 2.2 herein, Party A shall indicate the specific delivery date in the purchase order. Party B shall, prior to the acceptance of such purchase order, affirm its capacity of supply including the quantity and time limit requirements, if Party B fails to satisfy such requirements, the formal notice shall be delivered to Party A for the renegotiation between the Parties and amendment to such purchase order, provided, however, in no event the longest period of supply referred in Article
2.2 herein may be extended. It shall constitute the breach of Party B if the purchase or der issued by Party A is accepted but the delivery is delayed, in such event, Party A reserve the rights to reject such products delivered and require the indemnification of losses suffered by Party A there from.

3 ORDER PROCESS

3.1 Issuance of Purchase Order

Party A shall issue the purchase order to Party B through fax as referred herein, each purchase order shall be signed and sealed by the authorized representative of Party A and indicate

     (1)  this Contract as the basis of such purchase order;
     (2)  the name, quantity and price of products ordered;
     (3)  the specific place of delivery, consignee and contact information; and
     (4)  the delivery date required by Party A.

If any of information referred above is incomplete or not compliant with the stipulation herein, Party B may dispute or refuse to accept such purchase order.

3.2 Acceptance of Purchase Order

Within 1 working day upon the receipt of purchase order faxed by Party A, Party B shall seal such purchase order and affirm the quantity, price and date of delivery, it shall constitute the acceptance of such purchase order if such purchase order sealed has been returned to Party A through fax as referred herein, provided, however, if such purchase order fails to be returned as mentioned above, Party A may treat it as has been objected by Party B and becomes null and void.

3.3 Amendment of Purchase Order

Any amendment to the purchase order shall come into effect only upon the signatures and seals by the authorized representatives of Party A and Party B, Party B shall, affirm, in the form of seal, any amendment to the purchase order suggested by Party A in writing notice within 1 working day upon receipt of the same.

3.4 Cancellation of Purchase Order

The purchase order shall be fulfilled fully and duly upon effectiveness and may not be cancelled by either Party except in writing form agreed and acknowledged by the Parties with seal.

4 PACKAGE AND TRANSPORT

4.1 Products delivered to Party A shall be protected with standard packages or packages required by Party A, which shall be consistent with the requirements for long distance transportation, loading & unloading and repeated use, if the carton or wooden case is used as the outer package, appropriate measures shall be taken for the protection against of seepage water, rot or dash. All expenses arising from package shall be borne by Party B and Party B shall indemnify the losses suffered by Party A due to the damages or losses of products arising from the undue or improper packages.

5 PAYMENT TERM

5.1 All expenses between Party A and Party B hereunder shall be settled in RMB.

5.2 Payment Term

The Parties shall check the contract prices of the preceding month at the end of this month on the basis of proof of delivery affirmed by Party A. thereafter Party B shall issue the VAT invoice according to the contract prices affirmed by the Parities and Party A shall pay such VAT invoice in cash within 1 month upon the receipt of such invoice, provided, however, if any condition for payment is not fulfilled, Party A may refuse to pay such invoice.

5.3 Any dispute between the Parties concerning the payment shall be settled in accordance with the unit price listed in purchase order and the quantity of delivery to Party B affirmed by the Parties.

6 QUALITY AND ACCEPTANCE

6.1 All products delivered to Party B shall conform to the standards of state and industry.

6.2 Party B shall fax the shipment order to Party A upon shipment and Party A shall, as quickly as possible, check the quantity and specification of products upon delivery to the destination designated by Party A and shall sign the shipment order at site.

7 LIABILITY

7.1 If Party B delays the delivery, damages as 1% of the total contract prices under such purchase order shall be paid to Party A per each day delayed, provided, however, the total amounts of such damages may not exceed 5% of such total contract prices; if any delay exceeds 5 days, Party A may terminate this Contract and require the payment of losses suffered there from, or require the continuing performance of Party B and damages as 10% of the total contract prices under such purchase order.

7.2 Party A shall make payment within the time limit agreed, if Party A delays the payment, damages as 0.1% of the total contract prices under such purchase order shall be paid to Party B per each day delayed, provided, however, the total amounts of such damages may not exceed 5% of such total contract prices.

7.3 If the product delivered to Party A fails to satisfy the quality requirements, the price abatement shall be made if Party A accepts such product, provided, however, if Party A does not accept such product, Party B shall be liable for the repair, replacement or recall of such product, all expenses arising there from shall be borne by Party B, in addition, damages as 10% of the total contract prices under such purchase order shall be paid to Party A; if the product still fails to satisfy the requirements herein upon such repair or replacement, Party A may reject the same and damages as 3 times of contract price of such product shall be paid to Party A.

8 FORCE MAJEURE

If either Party fails to perform, partially or totally, its obligations hereunder due to the occurrence of war, strike, natural disasters and any other force majeure event, the Party affected shall make written notice through fax to the other Party within 3 working days upon the occurrence of such force majeure event and shall provide the written evidences certified by the competent government authorities within reasonable period, in such event, the Parties shall renegotiate the performance hereunder and the obligations concerned may be exempted totally or partially.

9 SETTLEMENT OF DISPUTE

Any dispute or controversy arising from the performance hereof shall be settled by the Parties through amiable negotiation, if fails, either Party may bring a lawsuit before the People's Court where Party A is located. This Contract shall be performed continually pending the settlement of dispute except those under legal proceedings.

10 EFFECTIVENESS AND TERM

10.1 This Contract shall come into effect upon the signatures and seals by the authorized representatives of the Parties. This Contract shall be executed in quadruplication, each Party shall have two.

10.2 The term of this Contract shall be 12 months commencing from January 11, 2008 to January 10, 2009. This Contract may be extended if agreed by the Parties within 30 days prior to the expiration hereof.

10.3 Any change or amendment to this Contract shall be in writing and sealed by the Parties hereto.

PARTY A:                                   PARTY B:
--------                                   --------

Name: Pacific (Jinjiang) Shoes Co., Ltd    Huachang Footwear Materials Company
      (seal)                               (seal)

Legal Representative:                      Legal Representative:


/s/ Li Haiting                             /s/ Chen Liming
-----------------------------              -------------------------------------

Agent:                                     Agent:

Beneficiary Bank:                          Beneficiary Bank:

Account Number:                            Account Number:

Date: January 11, 2008                     Date: January 11, 2008

                                       3